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                                                                    EXHIBIT 10.5


                             Form of Promissory Note


                                 PROMISSORY NOTE


Principal Amount: $__________                                   Atlanta, Georgia
                                                                    July 1, 1997


         FOR VALUE RECEIVED, Intelligent Systems Corporation, a Georgia corporation (hereinafter called "Maker") promises to pay to ____________________ (hereinafter called "Holder"), at _____________________________________________,
or at such other place as Holder may request, the principal sum of ___________________ Dollars ($_________), plus simple interest accruing from the date hereof on the unpaid principal balance at eight and one/half percent (8.5%) per annum. The principal shall be payable in three equal installments on July 1, 1998, July 1, 1999 and July 1, 2000. Interest on the outstanding principal shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year beginning October 1, 1997 as long as any principal shall remain outstanding. Principal and all interest shall be paid in lawful money of the United States of America. If the due date for any payment of principal or interest falls on a weekend or federal holiday, such payment shall be due the next business day.

         Maker may, at its discretion, prepay this Note, in whole or in part, without penalty or premium, from time to time. Any payment under this Note shall be applied first to the discharge of any interest accrued and unpaid at the time, and the balance, if any, shall be applied to installments of principal in the order designated by Maker at the time of prepayment.

         This Note is subject to the terms and conditions of that certain Stock Purchase Agreement dated as of July 1, 1997, between Maker, the "Shareholders" identified therein including Holder, and Q.S., Inc. (the "Purchase Agreement"). Capitalized terms used herein and not herein defined shall have the meanings set forth in the Purchase Agreement. In the event of any conflict between the terms of this Note and the Purchase Agreement, the Purchase Agreement shall control. Amounts payable under this Note are subject to certain setoff rights under the Purchase Agreement. If QS consummates an SEC-registered public offering of its common stock or of the common stock of a successor to the QS Business that engages in the same business as QS, all principal and interest outstanding under this Note shall be due and payable by Maker thirty (30) days thereafter.

         This Note shall be governed by the laws of Georgia, USA. This Note shall not be transferred or assigned by Holder without Maker's express prior written consent.

         If all or any portion of the indebtedness evidenced hereby shall be collected by or through a legal representative or agent, Holder shall be entitled to collect from Maker all costs of collection, including reasonable legal fees, actually and reasonably incurred by Holder.

         PRESENTMENT, DEMAND FOR PAYMENT, PROTEST, NOTICE OF PROTEST OR DISHONOR, AND ALL OTHER NOTICES ARE HEREBY WAIVED BY MAKER.




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         IN WITNESS WHEREOF, the undersigned has executed this Note, as Maker on the day and year first written above.



                                             MAKER:

                                             INTELLIGENT SYSTEMS CORPORATION

                                             By:
                                                ---------------------------

                                             Its:
                                                 --------------------------






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